Exhibit 99.1
News Release

Lockheed Martin Terminates Agreement to Acquire Aerojet Rocketdyne

BETHESDA, Md., Feb. 13, 2022 – Lockheed Martin Corporation (NYSE: LMT) today announced it has terminated its agreement to acquire Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD). The decision to terminate the agreement follows the U.S. Federal Trade Commission’s (FTC) lawsuit filed late last month seeking a preliminary injunction to block the acquisition.

“Our planned acquisition of Aerojet Rocketdyne would have benefitted the entire industry through greater efficiency, speed, and significant cost reductions for the U.S. government,” said Lockheed Martin Chairman, President and CEO James Taiclet. “However, we determined that in light of the FTC’s actions, terminating the transaction is in the best interest of our stakeholders. We stand by our long heritage as a merchant supplier and trusted partner and will continue to support Aerojet Rocketdyne and other essential suppliers in the Defense Industrial Base still overcoming the challenges of the pandemic.

“Moving forward, we will maintain our focus on the most effective use of capital with the highest return on investment, including our ongoing commitment to return value to shareholders. We remain confident in our company’s strong foundation and growth potential as several exciting projects enter production.

“Finally, I’m proud of the 114,000 patriotic men and women of Lockheed Martin. They have a principled commitment to deliver the highest quality and most effective solutions to our customers. We will continue to support the United States and its allies through our industry leadership and developing the technologies to ensure effective threat deterrence for decades to come.”

About Lockheed Martin

Headquartered in Bethesda, Maryland, Lockheed Martin Corporation is a global security and aerospace company that employs approximately 114,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services.

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Forward Looking Statements

This news release contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions, including statements regarding the potential for growth, return of capital and future performance. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: budget uncertainty and the risk of future budget cuts; risks related to the development, production, sustainment, performance, schedule, cost and requirements of complex and technologically advanced programs, including the F-35 program; planned production rates and orders for significant programs; the Company’s success expanding into and doing business in adjacent markets and internationally; changes in foreign national priorities and foreign government budgets and planned orders; the competitive environment for the Company’s products and services; the Company’s ability to develop technologies and products, including emerging digital and network technologies and capabilities; the Company’s ability to implement and continue, and the timing and impact of, capitalization changes such as share repurchases and dividend payments. These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see Lockheed Martin’s filings with the U.S. Securities and Exchange Commission (“SEC”) including, but not limited to, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in its Annual Report on Form 10-K for the year ended Dec. 31, 2021. Lockheed Martin’s filings may be accessed through the investor relations section of its website at www.lockheedmartin.com or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, Lockheed Martin expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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Media Contacts:
Trent Perrotto, director, Global Media Relations, +1 301-214-3504, trent.j.perrotto@lmco.com

Investor Relations Contacts:
Greg Gardner, vice president, Investor Relations, +1 301-897-6584, greg.m.gardner@lmco.com
David Weston, director, Investor Relations, +1 301-897-6455, david.weston@lmco.com